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                                                                   Exhibit 10.8

NON-ENCUMBRANCE AGREEMENT                         BankBoston Retail Finance Inc.

     This Non-Encumbrance Agreement (the "Agreement") is made as of this 29th day of October, 1997, by County Seat Stores, Inc, a Minnesota corporation with its principal executive offices at 469 Seventh Avenue, New York, New York (the "Owner"), in favor of BankBoston Retail Finance Inc., a Delaware corporation with offices at 40 Broad Street Boston, Massachusetts 02109 (in such capacity, the "Agent"), as Agent for the benefit of the Lenders from time to time a party to that certain Loan and Security Agreement dated as of October 29, 1997 among the Agent, such Lenders and the Borrower (as such may be amended hereafter, the "Loan Agreement").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner hereby represents, warrants and agrees as follows:

1. That the premises described on Exhibit A annexed hereto, and incorporated herein by reference (hereinafter, the "Premises"), is presently owned solely by the Owner and is not presently encumbered by any mortgage or deed of trust, attachment or judgment.

2. Until payment in full of all Liabilities (as defined in the Loan Agreement) and the Agent has no obligation to furnish financial accommodations to the Owner, except as otherwise may be permitted by the Loan Agreement, the Owner will not, without the prior written consent of a duly authorized officer of the Agent, sell, lease, or otherwise dispose of the Premises (or any portion thereof), or in any way voluntarily encumber the Premises (or any portion thereof). Further, the Owner shall not incur or suffer to be created any involuntary lien, encumbrance, attachment, or other hypothecation of the Premises. In the event any such involuntary lien, encumbrance, attachment, or other hypothecation is recorded or attaches to the Premises, the Owner shall, within thirty (30) days thereafter obtain a release of the same or post a bond to dissolve the same, provided however, in the event that the Owner diligently contests any such involuntary lien, encumbrance, or attachment the Agent agrees to extend the said thirty (30) day period . Further the Owner covenants and agrees not to modify, change, alter or extend any of the terms and conditions of any indebtedness presently secured by the Premises (or any portion thereof), without the Agent's prior written consent in each instance.

3. The Owner hereby covenants and agrees to faithfully and fully comply with and abide by each and every term, covenant, condition contained in this Agreement.

     IN WITNESS WHEREOF, the Owner has caused its corporate seal to be affixed hereto as of the date first written above.

                                      "OWNER"

                                      COUNTY SEAT STORES, INC.

                              By:
                                 -----------------------------------------
                               Name:
                                    --------------------------------------
                                Title:
                                      ------------------------------------

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                         STATE OF
                                 ---------------
       , ss                                                             , 1997
-------                                                       ----------

     Then personally appeared the above-named _________________, the duly authorized ________________ of County Seat Stores, Inc., and acknowledged the foregoing instrument to be his/her free act and deed as _________________, before me,


                              --------------------
                              Notary Public
                              My Commission Expires:
                                                    ----------

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                                 Exhibit A
                                 Premises